Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Third Quarter 2023 Results

(FAIRMONT, WV) October 26, 2023 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the third quarter of 2023, with reported net income of $3.9 million, or $0.30 basic and $0.29 diluted earnings per share.
Third Quarter 2023 Highlights As Compared to Second Quarter 2023
Balance sheet deposits increased 2.7%, or $80.0M.
Noninterest bearing deposits increased 10.8%, or $106.3M, and represent 36% of deposits.
Balance sheet loan to deposit ratio of 74.7%, compared to 78.1%.
Nonperforming loans decreased 22.4%, or $3.1M.
Net interest margin improved by 10 bps, to 3.87%.

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“While market conditions remained volatile during the third quarter, team MVB built upon our already strong foundation. We continued to optimize our earnings power and grew low-cost deposits and reduced higher-cost funding, further optimizing our deposit mix, improving our strong liquidity position, and with asset yields continuing to reprice higher, drove improvement in our net interest margin. Additionally, although our cost of funds continued to move higher, this quarter marked the slowest pace of increase since the second quarter of 2022. Our loan pipelines continued to build, and we believe our balance sheet is well-positioned for the road ahead. At quarter-end, MVB had no outstanding FHLB or other short-term borrowings, no held to maturity investment securities and a limited concentration of CRE loans and office exposure. Since the industry disruption in March of this year, we took additional steps to enhance our risk management and compliance infrastructure in anticipation of changing industry requirements. These elevated costs have weighed on our earnings in the short-term, but leave us well positioned to drive growth and improve profitability, while maintaining our foundational strength in the long run.”

THIRD QUARTER 2023 HIGHLIGHTS
•Strong core deposit growth and a favorable shift in deposit mix.
•Total deposits increased 2.7%, or $80.0 million, to $3.04 billion, compared to the prior quarter-end, primarily reflecting strong growth in noninterest bearing (“NIB”) deposits, and increases due to payment relationships, gaming and seasonal considerations, partially offset by a decline in brokered deposits. Relative to the prior year, total deposits increased 12.7%, or $341.9 million.
•Total off-balance sheet deposits were steady at $1.11 billion as compared to $1.06 billion at the prior quarter-end. Off-balance sheet deposit networks are utilized to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.
•NIB deposits increased 10.8%, or $106.3 million, to $1.09 billion, and represented 36.0% of total deposits, as compared to 33.4% of total deposits at the prior quarter-end.
•Certificate of deposit (“CD”) balances, which include brokered deposits, declined 11.1%, or $78.1 million, to $622.5 million, reflecting the Company’s decision to reduce higher-cost deposit funding.
•Net interest margin expansion drives improvement in net interest income.
•Net interest income on a fully tax-equivalent basis, a non-GAAP financial measure, increased 0.9%, or $0.3 million, to $30.1 million relative to the prior quarter, reflecting net interest margin expansion, partially offset by a decline in total average earning asset balances.
•Net interest margin on a fully tax-equivalent basis, a non-GAAP financial measure, was 3.90%, up 10 basis points from the prior quarter, primarily reflecting higher loan yields and a favorable shift in the mix of earning assets and deposit funding. Total cost of funds was 2.43%, compared to 2.26% for the prior quarter, representing the slowest pace of increase in the Company’s cost of funds since the second quarter of 2022.
•Average earning asset balances decreased 2.8% during the third quarter of 2023, reflecting lower average loan balances and a decline in investment securities, partially offset by higher interest-bearing balances with banks. Average total loan balances declined 4.0%, reflecting lower commercial, real estate and consumer balances, including the sale certain of subprime automobile loans during the third quarter of 2023.
•The loan to deposit ratio was 74.7% as of September 30, 2023, compared to 78.1% as of June 30, 2023 and 91.6% as of September 30, 2022.

•Measures of foundational strength were generally stable.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 10.4%, 14.0%, and 14.8%, respectively, compared to 10.0%, 13.8%, and 14.9%, respectively, at the prior quarter end.
•Tangible book value per share, a non-U.S. GAAP measure discussed below, declined 1.1% to $21.08, relative to the prior quarter-end, and increased 8.77% from the year-ago period.
•Nonperforming loans declined $3.1 million, or 22.4%, to $10.6 million, or 0.5% of total loans, from to $13.6 million, or 0.6% of total loans, at the prior quarter end. Criticized loans as a percentage of total loans were 6.1%, as compared to 3.1% at the prior quarter end. The increase is driven primarily by addition of one loan relationship, which is secured by a financial institution’s stock and all loan payments are current. Net charge-offs were $5.9 million, or 1.0% of total loans on an annualized basis, for the third quarter of 2023, compared to $1.2 million, or 0.2%, for the prior quarter. The increase from prior quarter is primarily related to a single charge-off related to a commercial client in the energy industry.
•The release of allowance for credit losses totaled $0.2 million, compared to $4.2 million for the prior quarter. The net reserve release for the quarter reflected the aforementioned sale of subprime automobile loans, partially offset by the impact of increases in criticized loans and charge-offs. The allowance for credit losses was 1.1% of total loans, as compared to 1.3% as of the prior quarter-end, reflecting the changes in loan portfolio composition noted above.
•Expenses trend higher on actions taken to enhance regulatory and compliance infrastructure in response to industry events earlier this year; fees lower, primarily due to seasonal factors.
•Noninterest expense increased 1.5% to $30.7 million relative to the prior quarter, primarily reflecting higher professional fees and other operating costs related to recent actions taken in response to the market events in March 2023 and to enhance risk management and compliance-related infrastructure. Noninterest expenses other than professional fees declined 4.9% from the prior quarter.
•Total noninterest income was $5.8 million for the third quarter of 2023, as compared to $6.4 million for the prior quarter, primarily reflecting a decline in payment card and service charge income due mostly to seasonal considerations, as well as a decline in equity method investments income.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $30.1 million for the third quarter of 2023. This reflected an increase of $0.3 million, or 0.9%, from the second quarter of 2023 and was consistent as compared to the third quarter of 2022. The increase in net interest income compared to the second quarter of 2023 reflected a higher net interest margin, partially offset by a decline in total average earning asset balances.

Interest income increased $1.3 million, or 2.8%, from the second quarter of 2023 and increased $14.4 million, or 42.5%, from the third quarter of 2022. The tax-equivalent yield on loans was 7.0% for the third quarter of 2023, compared to 6.7% for the second quarter of 2023 and 5.3% for the third quarter of 2022. Higher loan yields compared to the second quarter of 2023 generally reflect the beneficial impact of higher interest rates on earning asset yields, while higher loan yields compared to the third quarter of 2022 reflect the cumulative impact of loans booked at higher yields than the prevailing portfolio yield in the prior year.

Interest expense increased $1.0 million, or 5.8%, from the second quarter of 2023 and increased $14.4 million from the third quarter of 2022. The cost of funds was 2.43% for the third quarter of 2023, up from 2.26% for the second quarter of 2023 and 0.59% for the third quarter of 2022. The increase from the prior quarter primarily reflected the impact of higher interest rates, including an increase in rates paid on money market checking deposits. The increase in cost of funds compared to the prior year period reflects the impact of increased time deposits in 2023 in response to market conditions, higher interest rates and the senior term loan, which was entered into during October 2022.

On a tax-equivalent basis, net interest margin for the third quarter of 2023 was 3.90%, an increase of 10 basis points versus the second quarter of 2023 and a decrease of 35 basis points versus the third quarter of 2022. See the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. The increase in net interest margin from the second quarter of 2023 primarily reflected higher loan yields and a favorable shift in the mix of earning assets and deposit funding. Contraction in net interest margin from the third quarter of 2022 primarily reflected higher funding costs and an unfavorable shift in the mix of earning assets (loan balances declined, while lower yielding cash balances increased), partially offset by higher interest rates on loans.
Noninterest income totaled $5.8 million for the third quarter of 2023, a decrease of $0.6 million from the second quarter of 2023 and an increase of $0.3 million from the third quarter of 2022. The decrease compared to the prior quarter is primarily driven by declines of $2.6 million in equity method investment income from our mortgage companies, $0.7 million in payment card and service charge income and $0.4 million in other operating income. These decreases were partially offset by increases of $0.3 million in compliance and consulting income and $0.3 million in gain on sale of equity securities. Additionally, the second quarter of 2023 included losses of $1.0 million in acquisition and divestiture activity and $1.0 million in sale of loans, without comparable losses in the third quarter of 2023.

The $0.3 million increase in noninterest income from the third quarter of 2022 was primarily driven by increases of $0.8 million in other operating income, $0.3 million in compliance consulting income, $0.3 million in holding gain on equity securities, $0.3 million in equity method investment income and $0.2 million in gain on sale of equity securities. These increases were partially offset by declines of $1.0 million in gain on sale of loans, $0.5 million in payment and card service charge income, $0.1 million in insurance and investment services income.

Noninterest expense totaled $30.7 million for the third quarter of 2023, an increase of $0.4 million, or 1.5%, from the second quarter of 2023 and an increase of $2.5 million, or 9.0%, from the third quarter of 2022, primarily reflecting higher professional fees of $1.7 million, or 43.9%, and $1.8 million, or 45.3%, as compared to the second quarter of 2023 and the third quarter of 2022, respectively. Salaries and employee benefits expense increased $0.3 million, or 1.7%, and $0.1 million, or 0.7%, as compared to the second quarter of 2023 and the third quarter of 2022, respectively.

BALANCE SHEET
Loans totaled $2.27 billion at September 30, 2023, a decrease of $42.0 million, or 1.8%, and $201.0 million, or 8.1%, as compared to June 30, 2023 and September 30, 2022, respectively. The decline in loan balances compared to the prior quarters primarily reflects amortization of the loan portfolio and slower origination as the pipeline continues to build, in addition to the sale of $15.9 million of subprime automobile loans during the third quarter of 2023 and the sale of $20.4 million of subprime automobile loans during the second quarter of 2023. Loans held-for-sale, which represent MVB Bank’s government guaranteed lending growth vehicle, were $7.6 million as of September 30, 2023, compared to $7.0 million at June 30, 2023 and $20.0 million at September 30, 2022.

Deposits totaled $3.04 billion as of September 30, 2023, an increase of $80.0 million, or 2.7%, from June 30, 2023, and an increase of $341.9 million, or 12.7%, from September 30, 2022. NIB deposits totaled $1.09 billion as of September 30, 2023, an increase of $106.3 million, or 10.8%, from June 30, 2023 and a decrease of $317.9 million, or 22.5%, from September 30, 2022. The increase in total deposit balances compared to June 30, 2023 primarily reflects the increase in noninterest-bearing deposits, payment relationships, gaming and seasonal considerations, partially offset by a decrease in brokered deposits. The increase relative to

September 30, 2022, reflects higher CDs and brokered deposits, partially offset by a decrease in NIB deposits driven by the highly-competitive deposit environment, higher interest rates and the utilization of off-balance sheet deposit networks to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.

CAPITAL
The Community Bank Leverage Ratio was 10.4% as of September 30, 2023, compared to 10.0% as of June 30, 2023 and 11.1% as of September 30, 2022.

The tangible common equity ratio, a non-GAAP financial measure, was 7.8% of as of September 30, 2023, compared to 8.1% as of June 30, 2023 and 7.6% as of as of September 30, 2022. See the reconciliation of the tangible common equity ratio to its most directly comparable U.S. GAAP financial measure later in this release.

The Company issued a quarterly cash dividend of $0.17 per share for the third quarter of 2023, consistent with the second quarter of 2023 and the third quarter of 2022.

ASSET QUALITY
Nonperforming loans totaled $10.6 million, or 0.5% of total loans, as of September 30, 2023, as compared to $13.6 million, or 0.6% of total loans, as of June 30, 2023, and $22.4 million, or 0.9% of total loans, as of September 30, 2022. Criticized loans as a percentage of total loans were 6.1%, compared to 3.1% as of June 30, 2023 and 3.4% as of September 30, 2022.

Net charge-offs were $5.9 million, or 1.0% of total loans, for the third quarter of 2023, compared to $1.2 million, or 0.2% of total loans, for the second quarter of 2023 and $1.3 million, or 0.2% of total loans, for the third quarter of 2022.

The release of allowance for credit losses totaled $0.2 million compared to $4.2 million for the prior quarter. The Company sold $15.9 million and $20.4 million of subprime automobile loans during the quarters ended September 30, 2023 and June 30, 2023, respectively, and released the reserves associated with those loans, resulting in the net allowance releases. The allowance for credit losses was 1.1% of total loans at September 30, 2023, as compared to 1.3% at June 30, 2023 and 1.1% at September 30, 2022. The decline in the allowance ratio compared to the prior quarter largely reflects the aforementioned changes in loan portfolio composition.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent turmoil in the banking industry; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2022, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2023	2023	2022	2023	2022
	Third Quarter	Second Quarter	Third Quarter
Interest income	$48,325	$47,031	$33,903	$140,119	$85,255
Interest expense	18,460	17,449	4,057	47,943	6,901
Net interest income	29,865	29,582	29,846	92,176	78,354
Provision (release of allowance) for credit losses	(159)	(4,235)	5,120	182	11,500
Net interest income after provision (release of allowance) for credit losses	30,024	33,817	24,726	91,994	66,854

Total noninterest income	5,791	6,419	5,467	15,277	24,130

Noninterest expense:
Salaries and employee benefits	16,016	15,746	15,905	48,508	48,217
Other expense	14,709	14,536	12,271	40,816	35,188
Total noninterest expenses	30,725	30,282	28,176	89,324	83,405

Income before income taxes	5,090	9,954	2,017	17,947	7,579
Income taxes	1,218	1,956	184	3,639	1,563
Net income from continuing operations before noncontrolling interest	3,872	7,998	1,833	14,308	6,016
Income from discontinued operations, before income taxes	—	—	935	11,831	2,599
Income taxes - discontinued operations	—	—	213	3,049	598
Net income from discontinued operations	—	—	722	8,782	2,001
Net (income) loss attributable to noncontrolling interest	(5)	114	163	231	521
Net income available to common shareholders	$3,867	$8,112	$2,718	$23,321	$8,538

Earnings per share from continuing operations - basic	$0.30	$0.64	$0.16	$1.15	$0.54
Earnings per share from discontinued operations - basic	$—	$—	$0.06	$0.69	$0.16
Earnings per share - basic	$0.30	$0.64	$0.22	$1.84	$0.70
Earnings per share from continuing operations - diluted	$0.29	$0.63	$0.16	$1.12	$0.51
Earnings per share from discontinued operations - diluted	$—	$—	$0.05	$0.67	$0.15
Earnings per share - diluted	$0.29	$0.63	$0.21	$1.79	$0.66

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2023	2023	2022	2023	2022
	Third Quarter	Second Quarter	Third Quarter
Card acquiring income	$845	$788	$560	$2,255	$2,293
Service charges on deposits	490	1,060	889	2,676	2,734
Interchange income	1,517	1,655	1,864	5,034	4,943
Total payment card and service charge income	2,852	3,503	3,313	9,965	9,970

Equity method investments income (loss)	(750)	1,873	(1,021)	(70)	666
Compliance and consulting income	1,314	996	966	3,326	3,380
Gain (loss) on sale of loans	330	(989)	1,298	(1,015)	3,786
Investment portfolio gains (losses)	244	(134)	(217)	(1,734)	2,322
Loss on acquisition and divestiture activity	—	(986)	—	(986)	—
Other noninterest income	1,801	2,156	1,128	5,791	4,006

Total noninterest income	$5,791	$6,419	$5,467	$15,277	$24,130

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	September 30, 2023	June 30, 2023	September 30, 2022
Cash and cash equivalents	$587,100	$455,835	$79,946
Securities available-for-sale, at fair value	311,537	329,137	366,742
Equity securities	40,835	41,082	34,101
Loans held-for-sale	7,603	7,009	19,977
Loans receivable	2,270,433	2,312,387	2,471,395
Less: Allowance for credit losses	(24,276)	(30,294)	(26,515)
Loans receivable, net	2,246,157	2,282,093	2,444,880
Premises and equipment, net	21,468	22,407	24,639
Assets from discontinued operations	—	—	4,818
Goodwill	2,838	2,838	2,838
Other assets	220,045	211,446	161,981
Total assets	$3,437,583	$3,351,847	$3,139,922

Noninterest-bearing deposits	$1,093,903	$987,555	$1,411,772
Interest-bearing deposits	1,944,986	1,971,384	1,285,186
FHLB and other borrowings	—	—	73,328
Senior term loan	8,473	8,835	—
Subordinated debt	73,478	73,414	73,222
Liabilities from discontinued operations	—	—	5,647
Other liabilities	45,374	36,362	46,407
Stockholders' equity	271,369	274,297	244,360
Total liabilities and stockholders' equity	$3,437,583	$3,351,847	$3,139,922

Reportable Segments
(Unaudited)

Three Months Ended September 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$48,268	$103	$2	$—	$(48)	$48,325
Interest expense	17,454	—	1,000	54	(48)	18,460
Net interest income (expense)	30,814	103	(998)	(54)	—	29,865
Release of allowance for credit losses	(159)	—	—	—	—	(159)
Net interest income (expense) after release of allowance for credit losses	30,973	103	(998)	(54)	—	30,024

Noninterest income	4,980	(742)	2,576	3,099	(4,122)	5,791

Noninterest Expenses:
Salaries and employee benefits	9,787	—	4,129	2,100	—	16,016
Other expenses	14,701	13	1,992	2,125	(4,122)	14,709
Total noninterest expenses	24,488	13	6,121	4,225	(4,122)	30,725

Income (loss) before income taxes	11,465	(652)	(4,543)	(1,180)	—	5,090
Income taxes	2,628	(153)	(978)	(279)	—	1,218
Net income (loss)	8,837	(499)	(3,565)	(901)	—	3,872
Net income attributable to noncontrolling interest	—	—	—	(5)	—	(5)
Net income (loss) available to common shareholders	$8,837	$(499)	$(3,565)	$(906)	$—	$3,867

Three Months Ended June 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$46,929	$105	$3	$6	$(12)	$47,031
Interest expense	16,439	—	999	23	(12)	17,449
Net interest income (expense)	30,490	105	(996)	(17)	—	29,582
Provision for credit losses	(4,235)	—	—	—	—	(4,235)
Net interest income (expense) after provision for credit losses	34,725	105	(996)	(17)	—	33,817

Noninterest income	4,113	1,872	3,116	1,051	(3,733)	6,419

Noninterest Expenses:
Salaries and employee benefits	9,053	7	4,623	2,063	—	15,746
Other expenses	14,148	18	2,163	1,940	(3,733)	14,536
Total noninterest expenses	23,201	25	6,786	4,003	(3,733)	30,282

Income (loss) before income taxes	15,637	1,952	(4,666)	(2,969)	—	9,954
Income taxes	3,237	643	(1,207)	(717)	—	1,956
Net income (loss)	12,400	1,309	(3,459)	(2,252)	—	7,998
Net loss attributable to noncontrolling interest	—	—	—	114	—	114
Net income (loss) available to common shareholders	$12,400	$1,309	$(3,459)	$(2,138)	$—	$8,112

Three Months Ended September 30, 2022	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$33,777	$103	$33	$—	$(10)	$33,903
Interest expense	3,286	—	771	10	(10)	4,057
Net interest income (expense)	30,491	103	(738)	(10)	—	29,846
Provision for credit losses	5,120	—	—	—	—	5,120
Net interest income (expense) after provision for credit losses	25,371	103	(738)	(10)	—	24,726

Noninterest income	5,356	(817)	2,366	1,370	(2,808)	5,467

Noninterest Expenses:
Salaries and employee benefits	9,354	8	4,274	2,269	—	15,905
Other expenses	11,523	25	1,810	1,722	(2,808)	12,272
Total noninterest expenses	20,877	33	6,084	3,991	(2,808)	28,177

Income (loss) before income taxes	9,850	(747)	(4,456)	(2,631)	—	2,016
Income taxes	1,817	(192)	(840)	(601)	—	184
Net income (loss) from continuing operations	8,033	(555)	(3,616)	(2,030)	—	1,832
Income from discontinued operations, before income taxes	—	—	—	936	—	936
Income tax expense - discontinued operations	—	—	—	213	—	213
Net income from discontinued operations	—	—	—	723	—	723
Net income (loss)	8,033	(555)	(3,616)	(1,307)	—	2,555
Net loss attributable to noncontrolling interest	—	—	—	163	—	163
Net income (loss) available to common shareholders	$8,033	$(555)	$(3,616)	$(1,144)	$—	$2,718

Nine Months Ended September 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$139,859	$313	$38	$—	$(91)	$140,119
Interest expense	44,934	—	2,992	108	(91)	47,943
Net interest income (expense)	94,925	313	(2,954)	(108)	—	92,176
Provision for credit losses	182	—	—	—	—	182
Net interest income (expense) after provision for credit losses	94,743	313	(2,954)	(108)	—	91,994

Noninterest income	12,111	(56)	8,102	5,934	(10,814)	15,277

Noninterest Expenses:
Salaries and employee benefits	27,891	7	13,702	6,908	—	48,508
Other expenses	39,903	65	6,072	5,590	(10,814)	40,816
Total noninterest expenses	67,794	72	19,774	12,498	(10,814)	89,324

Income (loss) before income taxes	39,060	185	(14,626)	(6,672)	—	17,947
Income taxes	8,380	(14)	(3,127)	(1,600)	—	3,639
Net income (loss) from continuing operations	30,680	199	(11,499)	(5,072)	—	14,308
Income from discontinued operations, before income taxes	—	—	—	11,831	—	11,831
Income taxes - discontinued operations	—	—	—	3,049	—	3,049
Net income from discontinued operations	—	—	—	8,782	—	8,782
Net income (loss)	30,680	199	(11,499)	3,710	—	23,090
Net loss attributable to noncontrolling interest	—	—	—	231	—	231
Net income (loss) available to common shareholders	$30,680	$199	$(11,499)	$3,941	$—	$23,321

Nine Months Ended September 30, 2022	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$84,858	$309	$113	$—	$(25)	$85,255
Interest expense	4,617	—	2,284	25	(25)	6,901
Net interest income (expense)	80,241	309	(2,171)	(25)	—	78,354
Provision for credit losses	11,500	—	—	—	—	11,500
Net interest income (expense) after provision for credit losses	68,741	309	(2,171)	(25)	—	66,854

Noninterest income	19,347	1,193	8,265	4,490	(9,165)	24,130

Noninterest Expenses:
Salaries and employee benefits	28,810	8	12,769	6,630	—	48,217
Other expenses	33,484	119	6,262	4,489	(9,165)	35,189
Total noninterest expenses	62,294	127	19,031	11,119	(9,165)	83,406

Income (loss) before income taxes	25,794	1,375	(12,937)	(6,654)	—	7,578
Income taxes	5,219	356	(2,524)	(1,488)	—	1,563
Net income (loss) from continuing operations	20,575	1,019	(10,413)	(5,166)	—	6,015
Income from discontinued operations, before income taxes	—	—	—	2,600	—	2,600
Income tax expense - discontinued operations	—	—	—	598	—	598
Net income from discontinued operations	—	—	—	2,002	—	2,002
Net income (loss)	20,575	1,019	(10,413)	(3,164)	—	8,017
Net loss attributable to noncontrolling interest	—	—	—	521	—	521
Net income (loss) available to common shareholders	$20,575	$1,019	$(10,413)	$(2,643)	$—	$8,538

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$483,158	$6,404	5.26%	$444,600	$5,542	5.00%	$32,552	$111	1.35%
CDs with banks	—	—	—	—	—	—	232	2	3.42
Investment securities:
Taxable	206,340	1,056	2.03	220,687	1,229	2.23	231,953	897	1.53
Tax-exempt [1]	107,490	1,016	3.75	123,497	1,147	3.73	144,719	1,346	3.69
Loans and loans held-for-sale: [2]
Commercial [3]	1,593,875	31,348	7.80	1,635,438	30,534	7.49	1,687,383	22,898	5.38
Tax-exempt [1]	3,678	40	4.31	3,822	42	4.41	4,498	51	4.50
Real estate	573,579	6,351	4.39	593,767	5,691	3.84	579,685	4,707	3.22
Consumer	95,032	2,331	9.73	128,113	3,096	9.69	129,464	4,183	12.82
Total loans	2,266,164	40,070	7.02	2,361,140	39,363	6.69	2,401,030	31,839	5.26
Total earning assets	3,063,152	48,546	6.29	3,149,924	47,281	6.02	2,810,486	34,195	4.83
Less: Allowance for credit losses	(29,693)			(35,143)			(23,083)
Cash and due from banks	6,686			5,756			5,399
Other assets	281,504			289,161			227,337
Total assets	$3,321,649			$3,409,698			$3,020,139

Liabilities
Deposits:
NOW	$674,745	$4,970	2.92%	$682,277	$4,816	2.83%	$734,271	$1,394	0.75%
Money market checking	537,592	3,294	2.43	615,962	2,439	1.59	258,527	422	0.65
Savings	72,206	438	2.41	72,289	351	1.95	71,370	153	0.85
IRAs	6,788	56	3.27	6,401	45	2.82	6,132	17	1.10
CDs	664,281	8,702	5.20	662,753	8,799	5.33	202,299	988	1.94
Repurchase agreements and federal funds sold	4,911	—	—	5,428	—	—	10,627	1	0.04
FHLB and other borrowings	278	—	—	158	—	—	48,058	311	2.57
Senior term loan	8,751	191	8.66	9,351	198	8.49	—	—	—
Subordinated debt	73,446	809	4.37	73,382	801	4.38	73,190	771	4.18
Total interest-bearing liabilities	2,042,998	18,460	3.58	2,128,001	17,449	3.29	1,404,474	4,057	1.15
Noninterest-bearing demand deposits	975,164			971,436			1,321,982
Other liabilities	38,021			38,842			37,019
Total liabilities	3,056,183			3,138,279			2,763,475

Stockholders’ equity
Common stock	13,570			13,533			13,086
Paid-in capital	159,050			158,601			145,877
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	146,504			148,600			144,816
Accumulated other comprehensive loss	(36,865)			(32,714)			(30,915)
Total stockholders’ equity attributable to parent	265,518			271,279			256,123
Noncontrolling interest	(52)			140			541
Total stockholders’ equity	265,466			271,419			256,664
Total liabilities and stockholders’ equity	$3,321,649			$3,409,698			$3,020,139

Net interest spread (tax-equivalent)			2.71%			2.73%			3.68%
Net interest income and margin (tax-equivalent)[1]		$30,086	3.90%		$29,832	3.80%		$30,138	4.25%
Less: Tax-equivalent adjustments		$(221)			$(250)			$(292)
Net interest spread			2.68%			2.70%			3.64%
Net interest income and margin		$29,865	3.87%		$29,582	3.77%		$29,846	4.21%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 MVB Bank’s PPP loans totaling $3.0 million, $4.5 million and $20.1 million are included in this amount as of September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

	Nine Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$405,012	$15,099	4.98%	$273,184	$630	0.31%
CDs with banks	—	—	—	1,381	24	2.32
Investment securities:
Taxable	221,089	4,133	2.50	237,188	2,383	1.34
Tax-exempt [1]	122,818	3,471	3.78	140,377	3,824	3.64
Loans and loans held-for-sale: [2]
Commercial [3]	1,616,510	90,413	7.48	1,569,161	59,899	5.10
Tax-exempt [1]	3,813	125	4.38	4,829	156	4.32
Real estate	596,070	18,343	4.11	438,380	9,722	2.97
Consumer	120,075	9,290	10.34	91,092	9,454	13.88
Total loans	2,336,468	118,171	6.76	2,103,462	79,231	5.04
Total earning assets	3,085,387	140,874	6.10	2,755,592	86,092	4.18
Less: Allowance for credit losses	(31,656)			(20,468)
Cash and due from banks	4,252			5,680
Other assets	303,233			237,637
Total assets	$3,361,216			$2,978,441

Liabilities
Deposits:
NOW	$717,527	$14,448	2.69%	$678,991	$1,844	0.36%
Money market checking	455,463	6,661	1.96	367,608	807	0.29
Savings	79,187	1,430	2.41	49,714	155	0.42
IRAs	6,448	128	2.65	6,271	52	1.11
CDs	572,078	21,396	5.00	122,095	1,433	1.57
Repurchase agreements and federal funds sold	5,974	—	—	11,334	4	0.05
FHLB and other borrowings	23,449	888	5.06	16,966	322	2.54
Senior term loan	9,285	583	8.39	—	—	—
Subordinated debt	73,383	2,409	4.39	73,126	2,284	4.18
Total interest-bearing liabilities	1,942,794	47,943	3.30	1,326,105	6,901	0.70
Noninterest-bearing demand deposits	1,107,712			1,350,533
Other liabilities	37,987			41,379
Total liabilities	3,088,493			2,718,017

Stockholders’ equity
Common stock	13,525			13,276
Paid-in capital	157,034			144,903
Treasury stock	(16,741)			(16,741)
Retained earnings	153,769			140,174
Accumulated other comprehensive income loss	(34,980)			(21,905)
Total stockholders’ equity attributable to parent	272,607			259,707
Noncontrolling interest	116			717
Total stockholders’ equity	272,723			260,424
Total liabilities and stockholders’ equity	$3,361,216			$2,978,441

Net interest spread (tax-equivalent)			2.80%			3.48%
Net interest income and margin (tax-equivalent)[1]		$92,931	4.03%		$79,191	3.84%
Less: Tax-equivalent adjustments		$(755)			$(837)
Net interest spread			2.77%			3.44%
Net interest income and margin		$92,176	3.99%		$78,354	3.80%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 MVB Bank’s PPP loans totaling $3.0 million and $20.1 million are included in this amount as of September 30, 2023 and September 30, 2022, respectively.

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly				Year-to-Date
	2023	2023	2022		2023	2022
	Third Quarter	Second Quarter	Third Quarter
Earnings and Per Share Data:
Net income	$3,867	$8,112	$2,718		$23,321	$8,538
Earnings per share from continuing operations - basic	$0.30	$0.64	$0.16		$1.15	$0.54
Earnings per share from discontinued operations - basic	$—	$—	$0.06		$0.69	$0.16
Earnings per share - basic	$0.30	$0.64	$0.22		$1.84	$0.70
Earnings per share from continuing operations - diluted	$0.29	$0.63	$0.16		$1.12	$0.51
Earnings per share from discontinued operations - diluted	$—	$—	$0.05		$0.67	$0.15
Earnings per share - diluted	$0.29	$0.63	$0.21		$1.79	$0.66
Cash dividends paid per common share	$0.17	$0.17	$0.17		$0.51	$0.51
Book value per common share	$21.33	$21.57	$19.85		$21.33	$19.85
Tangible book value per common share [1]	$21.08	$21.31	$19.38		$21.08	$19.38
Weighted-average shares outstanding - basic	12,722,010	12,689,669	12,238,505		12,678,708	12,170,028
Weighted-average shares outstanding - diluted	13,116,629	12,915,294	12,854,951		13,012,834	12,852,574

Performance Ratios:
Return on average assets [2]	0.5%	1.0%	0.4%		0.9%	0.4%
Return on average equity [2]	5.8%	12.0%	4.2%		11.4%	4.4%
Net interest margin 3 4	3.90%	3.80%	4.25%		4.03%	3.84%
Efficiency ratio 5 10	86.2%	84.1%	78.8%		75.4%	80.4%
Overhead ratio 2 6	3.7%	3.6%	4.0%		3.5%	4.0%
Equity to assets	7.9%	8.2%	7.8%		7.9%	7.8%

Asset Quality Data and Ratios:
Charge-offs	$8,064	$3,700	$3,653		$16,611	$7,305
Recoveries	$2,205	$2,468	$2,313		$7,842	$4,054
Net loan charge-offs to total loans 2 7	1.0%	0.2%	0.2%		0.5%	0.2%
Allowance for credit losses	$24,276	$30,294	$26,515		$24,276	$26,515
Allowance for credit losses to total loans [8]	1.07%	1.31%	1.07%	1.07%	1.07%	1.07%
Nonperforming loans	$10,593	$13,646	$22,350		$10,593	$22,350
Nonperforming loans to total loans	0.5%	0.6%	0.9%		0.5%	0.9%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$643,578	$748,756	$792,388		$643,578	$792,388
Loans originated	$1,131,963	$1,167,596	$606,805		$3,299,253	$2,713,508
Loans closed	$786,885	$820,665	$615,585		$2,282,768	$2,239,732
Loans sold	$605,296	$786,469	$619,059		$1,827,019	$1,999,706
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
7 Charge-offs, less recoveries.
8 Excludes loans held-for-sale.

9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.
10 Includes net income from discontinued operations.

Non-GAAP Reconciliation: Net Interest Margin on a Full Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net interest margin - U.S. GAAP basis
Net interest income	$29,865	$29,582	$29,846	$92,176	$78,354
Average interest-earning assets	$3,063,152	$3,149,924	$2,810,486	3,085,387	2,755,592
Net interest margin	3.87%	3.77%	4.21%	3.99%	3.80%

Net interest margin - non-U.S. GAAP basis
Net interest income	$29,865	$29,582	$29,846	$92,176	$78,354
Impact of fully tax-equivalent adjustment	221	250	292	755	837
Net interest income on a fully tax-equivalent basis	$30,086	$29,832	$30,138	92,931	79,191
Average interest-earning assets	$3,063,152	$3,149,924	$2,810,486	$3,085,387	$2,755,592
Net interest margin on a fully tax-equivalent basis	3.90%	3.80%	4.25%	4.03%	3.84%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	September 30, 2023	June 30, 2023	September 30, 2022
Tangible Book Value per Common Share
Goodwill	$2,838	$2,838	$3,988
Intangibles	375	397	1,806
Total intangibles	$3,213	3,235	5,794

Total equity attributable to parent	$271,416	274,349	243,913
Less: Total intangibles	(3,213)	(3,235)	(5,794)
Tangible common equity	$268,203	$271,114	$238,119

Tangible common equity	$268,203	$271,114	$238,119
Common shares outstanding (000s)	12,726	12,720	12,287
Tangible book value per common share	$21.08	$21.31	$19.38

Tangible Common Equity Ratio
Total assets	$3,437,583	$3,351,847	$3,139,922
Less: Total intangibles	(3,213)	(3,235)	(5,794)
Tangible assets	$3,434,370	$3,348,612	$3,134,128

Tangible assets	$3,434,370	$3,348,612	$3,134,128
Tangible common equity	$268,203	$271,114	$238,119
Tangible common equity ratio	7.8%	8.1%	7.6%

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